American Century Mutual Funds, Inc.
        Exhibit 77 P
        For year ending 10/31/2004
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
Fund    Issuer                         Ticker   Principal Amount    Amount Pur   Trade Date  Price  UnderwriteUnderwritinUnderw Spr
NEW OP  New York & Co Inc              NWY       $ 170,000,000  $ 1,821,431.00  10/6/2004   $17.00   BEAR        7.000%    $1.190
NOII    New York & Co Inc              NWY       $ 170,000,000  $   385,645.00  10/6/2004   $17.00   BEAR        7.000%    $1.190
CPGR    Dreamworks Animation SKG, Inc  DWA       $ 812,000,000  $       392.00  10/27/2004  $28.00   GSCO        5.750%    $1.610
GIFTRUSTDreamworks Animation SKG, Inc  DWA       $ 812,000,000  $   239,960.00  10/27/2004  $28.00   GSCO        5.750%    $1.610
GROWTH  Dreamworks Animation SKG, Inc  DWA       $ 812,000,000  $ 1,355,032.00  10/27/2004  $28.00   GSCO        5.750%    $1.610
HERITAGEDreamworks Animation SKG, Inc  DWA       $ 812,000,000  $   339,892.00  10/27/2004  $28.00   GSCO        5.750%    $1.610
ULTRA   Dreamworks Animation SKG, Inc  DWA       $ 812,000,000  $ 6,221,208.00  10/27/2004  $28.00   GSCO        5.750%    $1.610
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